EXHIBIT 99.3

MFB CORP. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In thousands)

	June 30,	September 30,
	2008	2007
	(Unaudited)

Assets
Cash	$2,521	$7,546
Interest-bearing demand deposits	14,067	15,924
Cash and cash equivalents	16,588	23,470
Investment securities available for sale	26,342	33,409
Loans held for sale	-	612
Loans	385,689	407,756
Allowance for loan losses	(4,874)	(5,298)
Net loans	380,815	402,458
Premises and equipment	19,127	18,506
Federal Home Loan Bank of Indianapolis stock, at cost	7,717	9,718
Cash surrender value of life insurance	10,943	10,565
Mortgage servicing rights, net	2,019	2,253
Other intangible asset	1,625	1,922
Goodwill	1,970	1,970
Other assets	8,999	5,565

Total assets	$476,145	$510,448

Liabilities
Deposits
Non-interest-bearing	$28,013	$39,043
Interest bearing	300,044	294,760
Total deposits	328,057	333,803
Federal Home Loan Bank advances	94,678	124,258
Other borrowings	5,224	5,540
Other liabilities	5,319	5,790
Total liabilities	433,278	469,391

Commitments and Contingent Liabilities

Stockholders' Equity
Common stock, 5,000,000 shares authorized; shares issued: 1,689,417 - 6/30/08 and 9/30/07; shares outstanding: 1,392,381 - 6/30/08 and 1,313,671 - 9/30/07	12,593	12,500
Retained earnings - substantially restricted	38,181	37,841
Accumulated other comprehensive loss	(703)	(308)
Treasury stock: 297,036 common shares - 6/30/08 and
375,746 common shares - 9/30/07, at cost	(7,204)	(8,976)
Total stockholders' equity	42,867	41,057

Total liabilities and stockholders' equity	$476,145	$510,448

See notes to consolidated condensed financial statements.

MFB CORP. AND SUBSIDIARIES
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands)
	Nine Months Ended
	June 30
	2008	2007
Interest Income
Loans receivable, including fees	$19,373	$19,463
Securities - taxable	1,344	2,043
Other interest-earning assets	372	255
Total interest income	21,089	21,761

Interest Expense
Deposits	7,288	7,662
Securities sold under agreements to repurchase	9	-
FHLB advances and other borrowings	4,311	4,266
Total interest expense	11,608	11,928

Net Interest Income	9,481	9,833
Provision for losses on loans	40	(1,654)
Net Interest Income After Provision for Loan Losses	9,441	11,487

Other Income
Service charges on deposit accounts	2,347	2,417
Trust and brokerage fee income	1,460	414
Insurance commissions	32	21
Net realized gains from sales of loans	389	239
Mortgage servicing asset (impairment)	(238)	9
Net gain (loss) on securities available for sale	(890)	393
Earnings on life insurance	336	-
Other income	538	969
Total other income	3,974	4,462

Other Expenses
Salaries and employee benefits	6,748	6,151
Occupancy and equipment expenses	2,300	2,342
Professional and consulting fees	627	612
Data processing expense	534	625
Other expenses	2,391	2,495
Total other expenses	12,600	12,225

Income Before Income Tax	815	3,724
Income tax expense (benefit)	(141)	949

Net Income	$956	$2,775

Basic earnings per share	$0.70	$2.10

Diluted earnings per share	$0.69	$2.03

Dividends per share	$0.495	$0.495

See notes to consolidated condensed financial statements.

MFB CORP. AND SUBSIDIARIES
Consolidated Condensed Statement of Stockholders' Equity
(Unaudited)

	Nine Months Ended
	June 30,
	2008	2007
Balance at beginning of period	$41,057	$38,939
Stock based compensation expense	23	28
Purchase of treasury stock	(35)	(575)
Stock option exercise - issuance of treasury stock	1,975	163
Tax benefit related to employee stock plan	62	37
Cash dividends declared	(776)	(653)

Comprehensive income:
Net income	956	2,775
Other comprehensive income, net of tax	(395)	277
Total comprehensive income	561	3,052

Balance at end of period	$42,867	$40,991

See notes to consolidated condensed financial statements.

MFB CORP. AND SUBSIDIARIES
Consolidated Condensed Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	June 30,
	2008	2007
Operating Activities
Net income	$956	2775
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization, net of accretion	930	1,014
Provision for loan losses	40	(1,654)
Net realized gains from sales of loans	(389)	(239)
Other-than-temporary impairments on available for sale securities	1,042
Amortization of mortgage servicing rights	177	237
Amortization of intangible assets and purchase adjustments	403	291
Origination of loans held for sale	(21,691)	(8,910)
Expense of mortgage servicing rights	295	-
Proceeds from sales of loans held for sale	22,692	10,632
Stock based compensation expense	23	28
Net change in:
Accrued interest receivable	170	15
Other assets	(3,621)	90
Accrued expenses and other liabilities	899	381
Cash value of life insurance	(378)	(203)
Net cash provided by operating activities	1,548	4,457

Cash flows from investing activities
Net change in loans receivable	21,265	(20,603)
Stock repurchase by FHLB	2,001	446
Proceeds from maturities and paydowns available for sale securities	5,427	17,312
Purchase of premises and equipment, net	(1,551)	(290)
Purchase of life insurance	-	(37)
Net cash provided by (used in) investing activities	27,142	(3,172)

Cash flows from financing activities
Purchase of treasury stock	(35)	(575)
Net change in deposits	(6,903)	(7,138)
Proceeds from FHLB borrowings	34,832	102,755
Repayment of FHLB borrowings	(64,412)	(88,851)
Repayment of other borrowings	(316)	-
Proceeds from exercise of stock options, including tax benefit	2,038	200
Cash dividends paid	(776)	(653)
Net cash provided by (used in) financing activities	(35,572)	5,738

Net Change in Cash and Cash Equivalents	(6,882)	7,023

Cash and Cash Equivalents, Beginning of Year	23,470	16,289

Cash and Cash Equivalents, End of Year	$16,588	$23,312

Additional Cash Flows Information
Interest paid	$11,926	$12,090
Income tax paid	489	1,132
Transfers from loans to foreclosed real estate	207	1,113

See notes to consolidated condensed financial statements.

NOTE 1 - BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation: The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for interim financial statements and, therefore, do not include all disclosures required by accounting principles generally accepted in the United States of America for a complete presentation of the financial  statements.  In the opinion of management, the consolidated financial statements contain all normal recurring adjustments necessary to present fairly the consolidated balance sheets of MFB Corp. and its subsidiary MFB Financial as of June 30, 2008 and September 30, 2007, and the consolidated statements of income, the condensed consolidated statements of changes in stockholders’ equity and the consolidated statements of cash flows for the nine months ended June 30, 2008 and 2007.  All significant intercompany transactions and balances are eliminated in consolidation.

Reclassifications: Certain items in the prior consolidated financial statements are reclassified to conform with the current presentation.

NOTE 2 - EARNINGS PER SHARE

Earnings per share were computed as follows: (Dollars and weighted average shares in thousands except per share data)

	Nine Months Ended Ended June 30,
	2008			2007
	Income	Weighted- Average Shares	Per-Share Amount	Income	Weighted- Average Shares	Per-Share Amount
	(000's)	(000's)		(000's)

Basic Earnings Per Share
Income available to common shareholders	$956	1,363	$0.70	$2,775	1,319	$2.10
Effect of Dilutive securities
Stock options		23			50
Diluted Earnings Per Share
Income available to common stockholders and assumed conversions	$956	1,386	$0.69	$2,775	1,369	$2.03